EXHIBIT 24.1
POWERS OF ATTORNEY
     The undersigned director and/or officer of Nextel Communications, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Timothy M. Donahue, Paul N. Saleh, Leonard J. Kennedy and Gary D. Begeman, and each of them, with full power of substitution and resubstitution, as attorneys-in-fact or attorney-in-fact of the undersigned, for him or her and in his or her name, place and stead, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments to the Company’s registration statements on (i) Form S-8, Reg. No. 33-91716 (relating to the Company’s Incentive Equity Plan); (ii) Form S-8, Reg. No. 06521 (relating to the Company’s Amended and Restated Incentive Equity Plan); (iii) Form S-8, Reg. No. 333-06523 (relating to the Company’s Associate Stock Purchase Plan); (iv) Form S-8, Reg. No. 333-26369 (relating to the Company’s Amended and Restated Incentive Equity Plan and Non-Qualified Stock Option Agreements for Non-Employee Directors of Pittencrieff Communications, Inc.); (v) Form S-8, Reg. No. 333-42537 (relating to the Company’s Cash Compensation Deferral Plan); (vi) Form S-8, Reg. No. 333-53429 (relating to the Company’s Amended and Restated Incentive Equity Plan (as amended and restated as of March 24, 1998)); (vii) Form S-4, Reg. No. 333-1290 (relating to acquisitions); (viii) Form S-3, Reg. No. 333-104076 (relating to the Company’s 2003 universal shelf registration); (ix) Form S-8, Reg. No. 333-113003 (relating to the addition of deferred compensation obligations under the Company’s Cash Compensation Deferral Plan); and (x) Form S-8, Reg. No. 116123 (relating to the Company’s Amended and Restated Associate Stock Purchase Plan), hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or any of them or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ PAUL N. SALEH Paul N. Saleh	President and Chief Financial Officer (Principal Executive Officer) (Principal Financial Officer)	August 29, 2005

/s/ WILLIAM G. ARENDT William G. Arendt	Vice President and Controller (Principal Accounting Officer)	August 29, 2005

/s/ LEONARD J. KENNEDY Leonard J. Kennedy	Director	August 29, 2005

/s/ CHRISTIE A. HILL Christie A. Hill	Director	August 29, 2005

/s/ GARY D. BEGEMAN Gary D. Begeman	Director	August 29, 2005